Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies that, to his/her knowledge:

1.	The Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Report”) of Arcimoto, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2024	By:	/s/ Christopher W. Dawson
Christopher W. Dawson
Chief Executive Officer
Chief Financial Officer (Principal Financial Officer)